UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2017

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11749 W. Pico Blvd., Los Angeles, CA 90064
(Address of principal executive offices)

(424) 259-3521
(Issuer’s telephone number)

HealthTalk Live, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

In order to better reflect our current business focus, we have changed our corporate name to “Right On Brands, Inc.” The name change was effected by way of a short-form merger with our wholly-owned subsidiary, Right On Acquisition Corp., which was approved by our board of directors pursuant to NRS 92A.180. As part of the merger with our wholly owned subsidiary, our board authorized a change in the name of the company to “Right On Brands, Inc.” A copy of the Articles of Merger describing the subsidiary merger and name change as filed with the State of Nevada is attached hereto as Exhibit 3.1.

We have been notified by FINRA that the name change will take effect in the over-the-counter securities markets on or about August 31, 2017. In connection with the name change, we have been assigned a new trading symbol and CUSIP number for our common stock as follows:

Trading symbol:	RTON
CUSIP Number:	76658P 109

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Articles of Merger with name change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

Date: August 30, 2017	By:	/s/ Daniel Crawford
Daniel Crawford
Chief Executive Officer

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